UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2025

Monogram Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41707	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3919 Todd Lane, Austin, TX 78744

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 399-2656

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MGRM	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

On July 9, 2025, Monogram Technologies Inc. (the “Company”) entered into a Termination and Release Agreement (the “Termination Agreement”) with Icahn School of Medicine at Mount Sinai (“Mount Sinai”), pursuant to which that certain Exclusive License Agreement, dated October 3, 2017, including subsequent amendments, as amended most recently on May 31, 2023 by and between the Company and Mount Sinai (collectively, the “License Agreement”) was terminated as of July 10, 2025.

Pursuant to the License Agreement, Mount Sinai agreed to license certain specified intellectual property to Monogram, as set forth and in accordance with the terms and conditions of the License Agreement.

Upon termination of the License Agreement, the rights and licenses granted to the Company thereunder from Mount Sinai terminated, and all rights, title and interest in and to the licensed intellectual property under the License Agreement reverted to Mount Sinai.

In full satisfaction of any payment obligations under the License Agreement and as consideration for the termination of the License Agreement and the promises set forth therein, the Company agrees to pay and deliver to Mount Sinai the amount of $4,000,000 (the “Termination Payment”). The Termination Payment shall be payable as follows: (a) immediately available funds in the amount of $500,000 (the “Cash Amount”) ; and (b) 35,000 shares of Series E Preferred Stock (as defined below) with an aggregate liquidation preference of $3,500,000 (the “Preferred Stock Shares”). The Termination Agreement includes a customary mutual release of claims and provides that, other than the Termination Payment, no further payments shall be due between the Company and Mount Sinai under the License Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.02 is hereby incorporated by reference into this Item 3.02. The issuance of the Series E Preferred Stock and any shares of Common Stock (as defined below) issuable upon conversion of the Series E Preferred Stock was made pursuant to Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended, and the rules promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2025, the Board of Directors of the Company adopted a Certificate of Designation (the “Certificate of Designation”) of Series E Redeemable Perpetual Preferred Stock (the “Series E Preferred Stock”) to be filed with the Secretary of State of the State of Delaware (the “DE Secretary”) to create, out of the Company’s authorized but unissued preferred stock, par value $0.001 per share, the Series E Preferred Stock. On July 11, 2025, the Certificate of Designation was filed with the DE Secretary and became effective upon filing.

Series E Preferred Stock

The Series E Preferred Stock shall be perpetual, subject to certain provisions in the Certificate of Designation, and the authorized number of shares of the Series E Preferred Stock shall be 35,000 shares. Each share of Series E Preferred Stock shall have the same designations, rights, preferences, powers, restrictions and limitations as every other share of Series E Preferred Stock. The Series E Preferred Stock ranks (i) senior to the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) junior to any future senior securities, and (iii) pari passu to the Company’s 8.00% Series D Convertible Cumulative Preferred Stock, with respect to the payment of amounts upon any liquidation, dissolution or winding up of the Company. Holders of the Series E Preferred Stock shall not be entitled to vote on any matter submitted to a vote of the stockholders of the Company.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company or a Deemed Liquidation Event (as defined in the Certificate of Designation), before any distribution or payment is made to holders of Common Stock or any other class or series of stock ranking junior to the Series E Preferred Stock with respect to liquidation rights but following distribution or payment to any class or series of stock ranking senior to the Series E Preferred Stock with respect to liquidation rights, each holder of Series E Preferred Stock then outstanding shall be entitled to receive out of the assets of the Company legally available for distribution to its stockholders, an amount equal to $100 per share (the “Liquidation Preference”), plus any accrued but unpaid dividends, if any, and no more.

Upon the occurrence of any of the following events (each, a “Redemption Event”), the Company shall redeem all outstanding shares of Series E Preferred Stock within ten business days of the occurrence of such event, for cash in an amount per share equal to the Liquidation Preference plus any accrued but unpaid dividends:

•	the Company consummates one or more offerings of securities in the form of equity, debt, or hybrid securities resulting in gross cash proceeds to the Company (before underwriting discounts, commissions and expenses) of at least $25,000,000 in the aggregate since the date of the initial issuance of the Series E Preferred Stock; or

•	any person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes a “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (other than any transaction constituting a Deemed Liquidation Event, which shall not trigger a Redemption Event, but shall instead be treated in accordance with Section 4 of the Certificate of Designation).

Additionally, in the event that the Company consummates one or more offerings of securities from and after the date of the initial issuance of Series E Preferred Stock in the form of equity, debt, or hybrid securities resulting in aggregate gross cash proceeds to the Company (before underwriting discounts, commissions and expenses) in excess of $10,000,000 but less than $25,000,000 (such excess, the “Intermediate Capital Amount”), the Company shall, within ten business days of the closing of each such offering (or, if multiple offerings are aggregated for this purpose, within ten business days of the offering that causes total gross proceeds to exceed $10,000,000 and any future such offering), use fifteen percent of the Intermediate Capital Amount to redeem, on a pro rata basis among all holders of Series E Preferred Stock, outstanding shares of Series E Preferred Stock for cash at a per share amount equal to the Liquidation Preference plus any accrued but unpaid dividends.

Further, at any time on or after July 1, 2026, each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into fully paid and non-assessable shares of Common Stock of the Company, subject to the terms and conditions set forth in the Certificate of Designation. Additionally, beginning on July 1, 2026, holders of Series E Preferred Stock will be entitled to receive cumulative dividends on each issued and outstanding share of Series E Preferred stock in an amount equivalent to an annual rate of ten percent of the Liquidation Preference per share.

The foregoing description of the Series E Preferred Stock is subject to and qualified by reference to the full text of the Certificate of Designations, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series E Redeemable Perpetual Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM TECHNOLOGIES INC.

Dated: July 14, 2025	/s/ Benjamin Sexson
Benjamin Sexson
Chief Executive Officer